EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Dollar Tree Stores, Inc. (the “Company”) on Form 10-K for the year ending January 31, 2004, as filed with the Securities and Exchange Commission on April 13, 2004 and as amended by the Company’s Amendment No. 1 on Form 10-K/A, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frederick C. Coble, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 23, 2004
Date

By: /s/ Frederick C. Coble —————————————— Frederick C. Coble Chief Financial Officer

A signed original of this written statement required by Section 906 has been furnished to Dollar Tree Stores, Inc. and will be retained by Dollar Tree Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.